RESTATED CERTIFICATE OF INCORPORATION OF
                       UNIVERSAL AMERICAN FINANCIAL CORP.

                      Under Section 807 of the Business Corporation Law

                                     * * * * * * * * * *

        WE, THE UNDERSIGNED, RICHARD A. BARASCH and JOAN FERRARONE, being respectively the president and secretary of UNIVERSAL AMERICAN FINANCIAL CORP, hereby certify:

        A.     The name of the Corporation is:

               UNIVERSAL AMERICAN FINANCIAL CORP.

        B. The Certificate of Incorporation of said Corporation was filed by the Department of State on the 31st day of August, 1981, under the name "UNIVERSAL HOLDING CORP.".

        C. The Certificate of Incorporation is amended to:

               (1) change the location of the Corporation's office in Article THIRD; and

               (2) change the post office address in Article SIXTH to which the Secretary of State shall mail a copy of any process against the Corporation served upon him.

        D. The Amendments to Articles THIRD and SIXTH of the Restated Certificate of Incorporation made hereby and the Restatement of the Certificate of Incorporation were authorized by the vote of the majority of the Board of Directors at a duly called meeting at which a quorum was present throughout.

        E. The Certificate of Incorporation as heretofore and as hereby amended is hereby restated as set forth below in full.

        FIRST: The name of the Corporation is:

                      "UNIVERSAL AMERICAN FINANCIAL CORP."

        SECOND:The purposes for which it is formed are: To purchase, own, and hold the stock of other corporations; to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of, shares or voting trust certificates for



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shares of the capital stock, or any bonds,  notes,  securities,  or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes or other obligations of the Corporation and while the owner thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other
securities  or  evidences  of  indebtedness   shall  be  held  by  or  for  this
Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any such bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.

        To engage in consultant and advisory work in connection with the organization, financing, management, operation, and reorganization, of industrial and commercial enterprises. To manage and to provide management for and supervise all or part of any and every kind of investment or business enterprise, and to contract or arrange with any corporation, association, partnership, or individual for the management, conduct, operation, and supervision of all kinds of investments and businesses. To advertise, promote, merchandise, and otherwise purvey the services authorized herein; to negotiate and contract with respect to furnishing of the same for or on behalf of any person, firm or corporation, domestic or foreign; to enter into and carry out agency or joint arrangements with other persons, firms, or corporations engaged in like or similar activities; and generally to exploit the services and objects of the Corporation by all lawful means.

        The Corporation, in addition to and in furtherance of the corporate powers above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitation provided in the Business Corporation Law or any other statute of the State of New York.

        THIRD: The office of the Corporation is to be located in the Village of Rye Brook, County of Westchester and State of New York.

        FOURTH:(a) The total number of shares which the Corporation is to be authorized to issue is 22,000,000; consisting of 20,000,000 shares of Common Stock of the par value of $.01 each, and 2,000,000 shares of Preferred Stock of the par value of $1.00 each.

                      (b) The Preferred Stock may be issued in series, and the number,designations, relative rights, preferences and limitations of shares of eachseries of Preferred Stock, $1.00 par value, shall be fixed by the Board of Directors.

        FIFTH A: DESIGNATIONS, PREFERENCES AND SPECIAL RIGHTS OF SERIES B PREFERRED STOCK

        Designation, Amount and Rank. Five hundred (500) shares of a preferred stock, $1.00 par value per share, shall constitute a series of such preferred stock designated as "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"). With respect to dividend rights, redemption rights and rights on liquidation, winding up and dissolution, the Series A Preferred Stock shall rank prior to the Series B Preferred Stock. With respect to dividend rights, the Series B Preferred Stock shall rank pari passu with the Common Stock and shall rank prior to the Common Stock and any other class of capital stock or series of preferred stock hereafter created with respect to redemption rights, rights on liquidation, winding up and dissolution. The Series B Preferred Stock shall be issued pursuant to the following additional terms and conditions:

               1.    Series B Convertible Preferred Stock.

               1.1. Definitions.
             As  used  herein,  unless  the  context  otherwise  requires,   the
following terms have the following meanings:



               1.1.1. "Additional Shares of Common Stock" means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Sections 1.7.2 or 1.7.3, deemed to be issued) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company other than (a) the issuance of shares upon conversion of the Series A Preferred Stock;
(b) shares issued upon the exercise of the Currently Outstanding Warrants; (c) shares to be issued to directors and employees pursuant to Company sponsored employee benefit and compensation arrangements, but not to exceed 650,000 shares (subject to equitable adjustment in the event of any combination, reclassification, stock split, dividend or recapitalization of the Company); and
(d) such additional number of shares, if any, as may become issuable upon the conversion or exercise of any of the securities referred to in the foregoing clauses (a) through (d) and by reason of adjustments required pursuant to anti-dilution provisions applicable to such Series A Preferred Stock as in effect on the date hereof, but only if and to the extent that such adjustments are required as the result of the original issuance of such Series B Preferred Stock.

               1.1.2. "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law or other governmental action to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

               1.1.3. "Closing", means the date of closing of any Triggering Event, as contemplated by Section 1.6.2 hereof.

               1.1.4. "Common Stock" means the Company's Common Stock, $.0l par value, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference.

               1.1.5. "Conversion Price, means $2.25, subject to adjustment pursuant to Sections 1.7 and 1.9 hereof.

               1.1.6. "Convertible Securities" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

               1.1.7. "Current Market Price" means on any date specified herein, the average daily Market Price during the period of the most recent twenty (20) days, ending on such date, on which the national securities exchanges were open for trading, except that if no Common Stock is then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date.


               1.1.8. "Currently Outstanding Warrants" means the currently outstanding Common Stock Purchase Warrants designated on Schedule 1 hereto, for the purchase of an aggregate of 2,115,760 shares of the Common Stock.

               1.1.9. "Market Price" means on any date specified herein, the amount per share of the Common Stock, equal to (a) the last sale price of such Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if such Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the value as determined by any firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (and approved by the holders of a majority of the outstanding shares of Series B Preferred Stock) as of the last day of any month ending within thirty (30) days preceding the date as of which the determination is to be made.

               1.1.10."Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

               1.1.11."Other Securities" means any stock (other than Common stock) and other securities of the company or any other Person (corporate or otherwise) which the holders of Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion of Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or other Securities.

               1.1.12."Person"   means  a   corporation,   an   association,   a
partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

               1.1.13."Preferred  Stock"  means,  collectively,   the  Series  A
Preferred Stock and the Series B Preferred Stock.


               1.1.14."Securities Act" means the Securities Act of 1933, as amended.

               1.1.15."Series A Preferred Stock" means the Series A Convertible Preferred Stock, $1.00 par value, of the Company created pursuant to a Certificate of Amendment filed April 19, 1991 with the Secretary of State of the State of New York.

               1.1.16."Series B Preferred Stock" means the Series B Convertible Preferred Stock, $1.00 par value, of the Company created pursuant to a Certificate of Amendment filed December 21, 1994 with the Secretary of State of the State of New York.

               1.1.17."Special   Redemption  Date"  means  any  date  fixed  for
redemption of shares of Series B Preferred  Stock  pursuant to the provisions of
Section 1.5.2 hereof.

               1.1.18."Special Redemption Event" has the meaning set forth in
Section 1.5.4.

               1.1.19."Stated Value" per share means with respect to the Series B Preferred Stock, Ten Thousand Dollars ($10,000).

               1.1.20."Triggering Event" means the consummation of a public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of shares of Common Stock (i) in which the aggregate proceeds to the Company exceed $8,000,000 and (ii) in which the price per share at which the Common Stock is initially offered to the public equals or exceeds $2.25 per share (which amount shall be equitably adjusted to take into account any changes in capitalization of the Company occurring after August 1,
1994).

               1.1.21."Unpaid Dividends" means all dividends with respect to the Series B Preferred Stock which have been declared but which have not been paid in cash.

               1.2.     Dividends.


               1.2.1. The holder of each issued and outstanding share of Series B Preferred Stock shall be entitled to receive pari passu with holders of shares of Common Stock any dividends or other distributions (including, without limitation, any distribution of other Securities or property or options by way of dividend, spinoff, reclassification, recapitalization or similar corporate rearrangement) that are declared on the Common Stock by the Board of Directors of the Company, assuming for purposes of this Section 1.2.1 that the Series B Preferred Stock had been converted into Common Stock immediately prior to the record date for such Common Stock dividend.

                1.3.  Rights on Liquidation, Dissolution or Winding-Up.

                1.3.1. In the event of any liquidation, dissolution or winding-up of the Company (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended), the holders of shares of the Series A Preferred Stock and Series B Preferred Stock then issued and outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock or of shares of any other class or series of stock of the Company. If, upon any liquidation, dissolution or winding-up of the Company (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended), the assets of the Company available for distribution to its stockholders shall be insufficient (a "Liquidation Insufficiency") to pay the holders of shares of the Series A Preferred Stock and the Series B Preferred Stock the full amounts to which they shall respectively be entitled, the holders of shares of the Series A Preferred Stock shall be entitled to receive all the assets of the Company until such holders have received the full amounts to which they are entitled pursuant to ARTICLE FIFTH of the Certificate of Incorporation. Thereafter the holders of the Series B Preferred Stock shall be entitled to receive pro rata the remaining assets of the Company. If there is no Liquidation Insufficiency and payment shall have been made to the holders of shares of the Series A Preferred Stock of the full amount to which they shall be entitled, then the holders of shares of the Series B Preferred Stock shall be entitled to receive the greater of (a) an amount equal to the Stated Value per share, plus an amount equal to any Unpaid Dividends to and including the date of Distribution with respect to such shares, and (b) the amount which would be distributed on the shares of Common Stock into which the Series B Preferred Stock is convertible at the date of the liquidation, dissolution or winding up of the Company (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended).

               1.4.     Voting Power.


               1.4.1. Except as otherwise expressly provided herein or as required by law, (i) each holder of Series B Preferred Stock shall be entitled to vote on all matters as to which stockholders of the Company are entitled to vote, and (ii) each holder of Series B Preferred Stock shall be entitled to cast a number of votes equal to the greatest number of whole shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted, pursuant to the provisions of Section 1.6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series B Preferred Stock and Common Stock shall be entitled to vote together as a class with respect to all matters as to which stockholders of the Company are entitled to vote.

               1.4.2. The holders of Series B Preferred Stock shall have the right, voting separately as a class, to elect one (1) director to the Board of Directors of the Company, which, so long as any shares of Series B Preferred Stock remain outstanding, shall be composed of no more than ten (10) directors.

               1.4.3. At any meeting held for the purpose of electing directors at which the holders of Series B Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of twenty-five percent (25%) of the then outstanding shares of Series B Preferred Stock shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. In the absence of a quorum of the holders of Series B Preferred Stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

               1.4.4. Unless the vote of the holders of a greater number of shares of this Series B Preferred Stock shall then be required by law, the consent of the holders of at least 66-2/3% of all of the shares of this Series B Preferred Stock at the time outstanding, if any, voting together as a separate class, shall be necessary for authorizing, effecting or validating any of the following:


               (a) the creation, authorization or issue of any shares of any class or series of stock of the Company, other than the Common Stock, ranking prior to, or pari passu with, the shares of this Series B Preferred Stock as to dividends or upon liquidation or otherwise, or the reclassification of any authorized stock of the Company into any such prior or pari passu shares, or the creation, authorization or issue of any obligation or security convertible into or evidencing the right to purchase any such prior or pari passu shares; and

               (b) the amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation or of any certificate amendatory thereof or supplemental thereto so as to affect adversely the preferences, rights, powers or privileges of this Series B Preferred Stock;

               1.5.     Special Redemption.

               1.5.1. Upon the occurrence of a Special Redemption Event (as hereinafter defined), each holder of Series B Preferred Stock has the right to require that the Company redeem, to the extent the Company lawfully may do so, all or a portion of the shares of Series B Preferred Stock held by such holder, at a redemption price in cash equal to the Stated Value per share (plus all Unpaid Dividends thereon to the Special Redemption Date).

               1.5.2. At least 30 days before the consummation of any Special Redemption Event (as hereinafter defined), the Company will mail to each holder of Series B Preferred Stock a notice (the "Special Redemption Event Notice") (i) stating that a Special Redemption Event is contemplated, (ii) setting forth a purchase date (the "Special Redemption Date"), which shall be within five days prior to or concurrently with the consummation of the Special Redemption Event;
(iii) setting forth the Conversion Price in effect with respect to such shares of Preferred Stock, up to and including the date of consummation of the Special Redemption Event; and (iv) setting forth the instructions reasonably determined by the Company, consistent with this Section 1.5 and applicable law, that a holder must follow in order to require the redemption of his Series B Preferred Stock.

                Any holder of Series B Preferred Stock seeking to require that the Company redeem any shares will be required to (i) notify the Company within fifteen days after receipt of the Special Redemption Event Notice whether it will elect to redeem any shares and (ii) surrender their shares to the Company prior to the close of business on the third Business Day prior to consummation of the Special Redemption Date.



               1.5.3. Upon the Special Redemption Date, the redemption price of such shares shall be payable to the order of the person whose name appears on the certificate or certificates representing such shares as the owner thereof and each surrendered certificate shall be cancelled. In case fewer than all the shares of Series B Preferred Stock represented by any surrendered certificate are to be redeemed, a new certificate representing the shares of Series B Preferred Stock not redeemed shall be issued without cost to the holder thereof. From and after the date the Company shall irrevocably deposit an amount equal to the redemption price of the shares of Series B Preferred Stock to be redeemed in trust for the holders of such shares with a bank having capital and surplus in excess of $100 million, which bank shall be named in the redemption notice, all rights of the holders of such Series B Preferred Stock, except the right to receive such redemption price without interest upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

               1.5.4. "Special Redemption Event" shall mean:

               (i) consummation of any merger, reorganization or consolidation transaction if consummation of such transaction results in another entity or the stockholders of another entity having acquired voting securities of the Company sufficient to elect a majority of the Board of Directors of the Company; or

               (ii) the acquisition by purchase or otherwise of a controlling interest in the business or assets of, or the stock or other evidence of beneficial ownership of, any other Person if consummation of such transaction results in a transfer of ownership of a majority of the voting securities of the Company to such other Person or its stockholders; or

               (iii)   the  sale,   lease,   conveyance,   exchange,   transfer,
encumbrance or other disposition, in one transaction or a series of related transactions, of 40% or more of the assets of the Company; or

               (iv) the sale, conveyance, exchange, transfer, encumbrance or other disposition, in one transaction or a series of related transactions, of 40% or more of the outstanding Common Stock of the Company.

               1.6.          Conversion Rights.


               1.6.1. Each holder of the shares of Series B Preferred Stock shall have the right, at the election of such holder, exercised at any time and from time to time, to convert, subject to the terms and provisions hereof, all or any portion of such shares of Series B Preferred Stock into fully paid and non-assessable shares of Common Stock of the Company or any capital stock or other securities into which such Common Stock shall have been changed or any capital stock or other securities resulting from a reclassification thereof. Such conversion of Series B Preferred Stock to shares of Common Stock shall be made at the Conversion Price, subject to adjustment from time to time as set forth herein. Series B Preferred Stock may be converted by the holder thereof during normal business hours on any Business Day by surrender of the required number of shares of Series B Preferred Stock, accompanied by written evidence (in form reasonably satisfactory to the Company) of the holder's election to convert such holder's Series B Preferred Stock or portion thereof, to the Company at its principal executive offices. Payment of the Conversion Price for the shares of Common Stock specified in such election shall be made by applying shares of Series B Preferred Stock, valued at the Stated Value per share. Payment of Unpaid Dividends, if any, applicable to such converted shares of Series B Preferred Stock shall be made in accordance with Section 1.6.5.

               1.6.2. All or part of the outstanding shares of Series B Preferred Stock shall, at the option of the Company and upon written notice to the holders thereof given not less than ten (10) days prior to the Closing of a Triggering Event be converted, by applying shares of Series B Preferred Stock valued at the Stated Value per share, into shares of Common Stock at the Conversion Price as of the date and time of the Closing, automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. Payment of Unpaid Dividends, if any, applicable to such converted shares of Series B Preferred Stock shall be made in accordance with
Section 1.6.5.

               1.6.3. Upon the conversion of Series B Preferred Stock, the holders of such Series B Preferred Stock shall surrender the certificates representing such shares at the office of the Company. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion (or to pay any Unpaid Dividends in connection with such conversion) unless certificates evidencing such shares of Series B Preferred Stock being converted are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed and delivers to the Company an agreement satisfactory to the Company, with a surety satisfactory to the Company, to indemnify the Company from any loss incurred by it in connection therewith.


               1.6.4. Each conversion of Series B Preferred Stock shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Series B Preferred Stock shall have been surrendered to the Company as provided herein (except that if such conversion is in connection with a Triggering Event, then such conversion shall be deemed to have been effected concurrently with the Closing of such Triggering Event), and such conversion shall be at the Conversion Price in effect at such time. On each such day that the conversion of shares of Series B Preferred Stock is deemed effected, the person or persons in whose name or names any certificate or certificates for shares of Common Stock are issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                1.6.5. As promptly as practical after the conversion of shares of Series B Preferred Stock, in whole or in part, and in any event within five
  (5) Business Days thereafter (unless such conversion is in connection with a Triggering Event, in which event concurrently with such conversion), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes and other than any taxes arising by reason of issuance of shares of Common Stock to any person other than such holder) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, (i) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon such conversion plus, in lieu of any fractional shares to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Current Market Price per share of Common Stock and (ii) Unpaid Dividends, if any, applicable as of the time of conversion to those shares of Series B Preferred Stock which are converted. Such Unpaid Dividends shall be paid in cash, without interest. In case fewer than all the shares of Series 3 Preferred Stock represented by any surrendered certificate are converted into Common Stock, a new certificate representing the shares of Series B Preferred Stock not converted shall be issued without cost to the holder thereof.

                1.7. Anti-Dilution Adjustments. The number of shares of Common Stock issuable upon any conversion provided for in Section 1.6 shall be subject to adjustment, from time to time, in accordance with the following provisions:


                1.7.1. Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1.7.2 or 1.7.3) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then, in each such case, subject to Section 1.7.7, such Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction

               (a) the numerator of which shall be (i) the number of shares of Common Stock into which the outstanding Series B Preferred Stock is convertible immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Conversion Price, and

               (b) the denominator of which shall be (i) the number of shares of Common Stock into which the outstanding Series B Preferred Stock is convertible immediately prior to such issue or sale plus (ii) the number of Additional Shares so issued or sold immediately after such issue or sale, provided that, for the purposes of this Section 1.7.1,(x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to Section 1.7.2 or 1.7.3, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding. This Section 1.7.1 shall not apply to dividends pursuant to Section 1.2.1 that are payable in Additional Shares of Common Stock.



                1.7.2. Treatment of Options and Convertible Securities. In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any options or Convertible Securities, then and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 1.7.4) of such shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

               (a) no further adjustment of the Conversion Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such options or the conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;

               (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                      (i) in the case of Options for Common Stock or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                      (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 1.7.4) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;

               (d) no readjustment pursuant to subdivision (b) or (c) above shall have-the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such options or Convertible Securities; and

               (e) in the case of any such options which expire by their terms not more than thirty (30) days after the date of issue, sale, grant or assumption thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

               1.7.3. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective.

               1.7.4. Computation of Consideration.  For the purposes of this
Section 1.7,

        (a)the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                      (i) insofar as it consists of cash, be computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,

                      (ii)  insofar  as  it  consists  of  property   (including
               securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company (subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by the holders of a majority of the Series B Preferred Stock), and

                      (iii) in case Additional Shares of Common Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company (subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by the holders of a majority of the Series B Preferred Stock);

                      (b)Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.7.2, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing


                             (i) the total amount, if any, received and receivable by the Company as consideration for the issue, sale, grant or assumption of the options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by
                      (ii) the maximum  number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such options or the conversion or exchange of such Convertible Securities; and

               (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.7.3, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

               1.7.5. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


               1.7.6. Dilution in Case of Other Securities. In case any Other Securities shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or other Securities) of the Company (or any issuer of other Securities or any other Person referred to in Section 1.8) or to subscription, purchase or other acquisition pursuant to any options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this Section 1.7, the conversion rights granted to holders of Series B Preferred Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 1.7 with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of other Securities from time to time receivable upon the conversion of the shares of Series B Preferred Stock, so as to protect the holders of the Series B Preferred Stock against the effect of such dilution.

               1.7.7. Minimum Adjustment of Conversion Price. If the amount of any adjustment of the Conversion Price required pursuant to this Section 1.7 would be less than five percent (5%) of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least five percent (5%) of such Conversion Price. Notwithstanding the foregoing, the Conversion Price shall be adjusted at the time of, and be effective with respect to, any conversion or redemption of any shares of Series B Preferred Stock.


               1.8.     Consolidation, Merger, etc.


               1.8.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any Other Person or cash or any other property, or (c) shall transfer 40% or more of its properties or assets to any other Person in a single transaction or a related series of transactions, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification resulting in the issue of Additional Shares of Common Stock for which adjustment in the Conversion Price is provided in subsection 1.7.1), then, and in the case of each such transaction (excluding any such transaction which constitutes a Triggering Event and in connection with which the Company requires conversion of the Series B Preferred Stock), proper provision shall be made so that, upon the basis and the terms and in the manner provided herein, the holders of shares of Series B Preferred Stock, upon the conversion thereof at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Conversion Price in effect at the time of such consummation for all Common Stock or other Securities issuable upon such exercise immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such exercise prior to such consummation, the highest amount of securities, cash or other property to which such holder would actually have been entitled as a stockholder upon such consummation if such holder had exercised the conversion rights pertaining to the Series B Preferred Stock immediately prior thereto.

             1.8.2. Assumption of Obligations. Notwithstanding anything to the contrary herein provided, the Company will not effect any of the transactions described in subsections (a) through (d) of Section 1.8.1 (excluding any such transaction which constitutes a Triggering Event and in connection with which the Company requires conversion of the Series B Preferred Stock) unless, prior to the consummation thereof, each Person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the conversion of shares of Series B Preferred Stock as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the holders of the Series B Preferred Stock (a) the obligations of the Company with respect to the Series B Preferred Stock (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company with respect to the Series B Preferred Stock), and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 1.8, such holder may be entitled to receive, and such Person shall have similarly delivered to such holders of Series B Preferred Stock an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to such holders, stating that the rights and privileges of the Series B Preferred Stock shall thereafter continue in full force and effect and the terms thereof (including, without limitation, all of the provisions of this Section 1.8) shall be applicable to the stock, securities, cash or property which such Person may be required to deliver upon any conversion of shares of Series B Preferred Stock or the exercise of any rights pursuant hereto.



               1.9. Other Dilutive Events. In case any event shall occur as to which the provisions of Section 1.7 or Section 1.8 are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights pertaining to shares of Series B Preferred Stock in accordance with the essential intent and principles of such sections, then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (such firm to be subject to the approval of the holders of a majority of the outstanding Series B Preferred Stock), which shall give their opinion regarding the adjustment, if any, on a basis consistent with the essential intent and principles established in Sections 1.7 and 1.8, necessary to preserve, without dilution, the conversion rights of the Series B Preferred Stock. Upon receipt of such opinion, the Company will promptly mail a copy thereof to each holder of Series B Preferred Stock and shall make the adjustments described therein.

               1.10. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or by-laws or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Preferred Stock, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Series B Preferred Stock against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the conversion of Series B Preferred Stock to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the conversion of the shares of Series B Preferred Stock from time to time outstanding, and (c) will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the conversion of all of the outstanding shares of Series B Preferred Stock would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such exercise.


                1.11. Accountants' Report as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the conversion of shares of Series B Preferred Stock, the Company at its expense will promptly compute such adjustment or readjustment in accordance with the terms hereof and, if requested by the holders of 20% of the outstanding shares of Series B Preferred Stock, cause independent certified public accountants of recognized national standing (such firm to be subject to the approval of the holders of a majority of the outstanding Series B Preferred Stock) selected by the Company to verify such computation and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and
  (c) the Conversion Price in effect immediately prior to such issue or sale and as adjusted and readjusted (if required by Section 1.7) on account thereof. The Company will forthwith mail a copy of each such report to each holder of shares of Series B Preferred Stock and will, upon the written request at any time of any holder of shares of Series B Preferred Stock, furnish to such holder a like report setting forth the Conversion Price at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its principal office and will cause the same to be available for inspection at such office during normal business hours by any holder of Series B Preferred Stock or any prospective purchaser of Series B Preferred Stock designated by the holder thereof.

                1.12. Notices of Corporate Action.  In the event of

                (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

               (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer, in a single transaction or a related series of transactions, of 40% or more of the assets of the Company to any other Person or any sale or transfer, in a single transaction or a related series of transactions, by the Company of Common Stock amounting to 40% or more of the then outstanding Common Stock of the Company, or


               (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company will mail to each holder of shares of Series B Preferred stock a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up. Except for notices relating to mandatory conversion in connection with a Triggering Event or to a Special Redemption Event, such notices shall be mailed at least twenty (20) Business Days prior to the date of the action therein specified.

               1.13. Retirement of Converted or Redeemed Shares. No share or shares of Series B Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be re-issued and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series B Preferred Stock accordingly.

        FIFTH-B:      DESIGNATIONS,  PREFERENCES  AND  SPECIAL  RIGHTS OF
SERIES C  PREFERRED STOCK.

               Designation, Amount and Rank. One Hundred Thousand (100,000) shares of a preferred stock, $1.00 par value per share, shall constitute a series of such preferred stock designated as "Series C Convertible Preferred Stock" (the "Series C Preferred Stock"). The Series C Preferred Stock will be issued as one of two sub-series of preferred stock: Series C-1 Voting Preferred Stock (the "Series C-1 Preferred Stock") and Series C-2 Non-Voting Preferred Stock (the "Series C-2 Preferred Stock"), the number of shares of each such series to be determined by resolution of the Board of Directors of the Company. The respective rights and preferences of the Series C Preferred Stock, with respect to dividend rights, redemption rights and rights on liquidation, winding up and dissolution, shall be as set forth herein. The Series C Preferred Stock shall be issued pursuant to the following additional terms and conditions:

        1.  Series C Convertible Preferred Stock

                1.1 Definitions. As used herein, unless the context otherwise requires, the following terms have the following meanings:

                      1.1.1. "Additional Shares of Common Stock" means all shares (including treasury shares) of Common Stock issued or sold (or, pursuant to Sections 1.7.2 or 1.7.3, deemed to be issued) by the Company after January 8, 1997, whether or not subsequently reacquired or retired by the Company other than (i) the issuance of shares upon conversion of the Series B Preferred Stock; (ii) shares issued upon the exercise of the Common Stock Purchase Warrants outstanding on January 8, 1997; (iii) shares to be issued to directors, employees, agents and others, pursuant to the Company's Incentive
Stock Option Plan for Employees, Stock Option Plan for Directors and Stock Option Plan for Agents and Others, as in effect on January 8, 1997; and (iv) such additional number of shares, if any, as may become issuable upon the conversion or exercise of any of the securities referred to in the foregoing clauses (i) through (iii) pursuant to the terms of the instruments governing such securities as in effect on April 7, 1997.

                    1.1.2. "Adjusted Stated Value" shall mean the Stated Value, increased at the rate of 8% per annum from the date of original issuance of each share of Series C Preferred Stock, accruing daily, compounded annually. The date on which the Company initially issues any share of Series C Preferred Stock will be deemed to be its "date of issuance" regardless of the number of times transfer of such share of Series C Preferred Stock is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such share of Series C Preferred Stock.


                    1.1.3. "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the voting stock (or in the case of a Person which is not a corporation, 10% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting stock or other ownership interest, by contract or otherwise. All of the Company's executive officers, 10% stockholders, directors, Subsidiaries, joint ventures and partners shall be deemed to be Affiliates of the Company for purposes of this Agreement.

                    1.1.4. "Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law or other governmental action to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

                    1.1.5. "Call Price" means the following price per share plus eight percent (8%) accrued on the Stated Value thereof from the original date of issuance of such Series C Preferred Stock through the applicable Redemption Date, compounded annually.
                    --------------------------- --------------

                          Redemption                      Price
                             Date
                    --------------------------- --------------

                      Prior to or on December
                      31, 2000                        $150

                      After December 31, 2000         $175

                    1.1.6. "Common Stock" means the Company's Common Stock, $.01 par value, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends and distributions after the payment of dividends and distributions on any shares entitled to preference.


                    1.1.7.   "Conversion   Event"  shall  mean  (a)  any  public
offering, or public sale of securities of the Company (including a public offering registered under the Securities Act of 1933 and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Company to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors (provided that such sale has been approved by the Company's Board of Directors or committee thereof, (c) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Company (excluding any Series C-2 Preferred Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Company's directors, (d) any sale of securities of the Company to a person or group of persons (within the meaning of the 1934 Act) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Company and (e) a merger, consolidation or similar transaction involving the Company if, after such transaction, a person or group of persons (within the meaning of the 1934 Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Company's Board of Directors or a committee thereof).

                    1.1.8.   "Conversion   Price"  means   $2.375,   subject  to
adjustment from time to time pursuant to Section 1.7.

                    1.1.9. "Convertible Securities" means any evidences of indebtedness, shares of stock (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

                    1.1.10. "Indebtedness" shall mean at a particular time, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse, (iii) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss and (iv) any unsatisfied obligation of any Person for "withdrawal liability" to a "multiemployer plan" as such terms are defined under the Employee Retirement Income Security Act of 1974, as amended.

                    1.1.11. "Junior Securities" means any of the Company's equity securities other than the Series C Preferred Stock (including the Series B Preferred Stock and the Common Stock) whether now outstanding or hereafter issued.

                    1.1.12. "Liquidation" means liquidation, dissolution or winding-up (including, without limitation, a liquidation or reorganization under Chapter 7 or 11 of Title 11 of the United States Code, as amended).

                    1.1.13. "Options" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

                    1.1.14. "Organic Change" means any capital reorganization, reclassification, consolidation, merger, lease, or sale of all or substantially all of the Company's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for shares of Common Stock.

                    1.1.15. "Other Securities" means any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of Series B Preferred Stock at any time shall be entitled to receive, or shall have received, upon the conversion of Series B Preferred Stock, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

                    1.1.16. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                    1.1.17. "Regulated Stockholder" means any Series C Preferred Stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225 (or any successor to such Regulation).

                    1.1.18. "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or a Regulated Stockholder reasonably believes that there is a risk of such assertion) that such Regulated Stockholder is not entitled to acquire, own, hold or control, or exercise any significant right (including the right to vote) with respect to any securities of the Company or any subsidiary of the Company.


                    1.1.19. "Restricted Stock" means, with respect to any Regulated Stockholder, any outstanding shares of stock ever held of record by such Regulated Stockholder or its Affiliates, excluding treasury shares; provided, however, that any such shares shall cease to be Restricted Stock with respect to such Regulated Stockholder when such shares are transferred in a transaction which is a Conversion Event or when such shares are acquired by the Company or any subsidiary of the Company; and provided, further, that the

Company shall have no responsibility for determining whether any outstanding shares of stock constitute Restricted Stock with respect to a particular Regulated Stockholder, but shall instead be entitled to receive, and rely exclusively upon, a written notice provided by such Regulated Stockholder designating such shares as Restricted Stock.

                    1.1.20. "Series B Preferred Stock" means the Series B Convertible Preferred Stock, $1.00 par value, of the Company created pursuant to a Certificate of Amendment filed December 21, 1994 with the Secretary of State of the State of New York.

                    1.1.21. "Stated Value" per share means, with respect to the Series C Preferred Stock, One Hundred Dollars ($100) per share, as adjusted for any stock splits, stock combinations, stock dividends or reclassifications affecting the Series C Preferred Stock after the date of filing of this Certificate of Amendment.

                    1.1.22. "Subsidiary" means any corporation of which the shares of stock having a majority of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or indirectly through Subsidiaries.

                    1.1.23. "Triggering Amount" means the following amount in any 60-day period ending in the applicable calendar year:

                                 Triggering    Calendar
                                   Amount          Year
                                 ----------   -----------
                                    $3.45          1999
                                    $4.25          2000
                                    $5.15          2001

in each case as adjusted for stock splits, stock combinations, stock dividends or reclassifications affecting the Common Stock after the date of filing of this Certificate of Amendment. If the sixty (60) day period includes portions in two calendar years, the Triggering Amount applicable shall be the average of the figures shown above for the two years, weighted to reflect in number the days in each year included such sixty (60) day period.


                    1.1.24. "Triggering Bid Price" means that the average of the high and low bid price reported on (i) the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or
(ii) if not so listed or admitted, the NASD automated quotation system, on those days on which a bid price was so reported during each period of sixty (60) consecutive calendar days between January 1, 1999 and December 31, 2001.

                    1.1.25. "Triggering Event" means the consummation of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock or of securities convertible into Common Stock (i) in which the aggregate proceeds to the Company exceed $10,000,000 and (ii) in which the price per share at which the Common Stock is initially offered to the public equals or exceeds $3.45 per share or the other securities are initially offered to the public with a conversion price of $3.45 or more per share (in each case as adjusted for stock splits, stock combinations, stock dividends or reclassifications affecting the Common Stock after April 7, 1997).

                    1.2. Dividends.
The Company shall not, without the prior written consent of the holders of a majority of the shares of Series C Preferred Stock then outstanding, pay or declare any dividend or distribution on any Junior Securities (other than on Common Stock, and on Series B Preferred Stock to the extent of participation in dividends declared on the Common Stock). In the event that the Company declares a dividend or distribution on the Common Stock, the holders of the Series C Preferred Stock and the holders of the Series B Preferred Stock and the Common Stock shall share pro rata (based, in the case of holders of Series C and Series B Preferred Stock, on the number of shares of Common Stock which each holder of Series C and Series B Preferred Stock would be entitled to receive upon conversion of its Series C and Series B Preferred Stock into Common Stock, respectively) in such dividend or distribution; provided, that if the dividend consists of voting securities or options, warrants, or rights to acquire such voting securities, or securities convertible into or exchangeable for such voting securities (the "Voting Securities") of the Company, the Company shall make available to each holder of Series C-2 Preferred Stock, at such holder's request, dividends consisting of non-voting securities or options, warrants or rights to acquire such non-voting securities, or securities convertible into or exchangeable for such non-voting securities of the Company which are otherwise identical to the Voting Securities and which are convertible into or exchangeable for such Voting Securities.

               1.3.  Rights on Liquidation.
               In the event of any Liquidation, the holders of shares of the Series C Preferred Stock then issued and outstanding shall be entitled to be paid the amount specified below out of the assets of the Company available for distribution to its stockholders, pari-passu with the holders of the Series B Preferred Stock and before any payment shall be made to the holders of any other Junior Securities. If, upon any Liquidation of the Company, the assets of the Company available for distribution to its stockholders (the "Available Assets") shall be insufficient (a "Liquidation Insufficiency") to pay the holders of shares of the Series B Preferred Stock and Series C Preferred Stock the full amounts to which they shall respectively be entitled, the holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive the Available Assets as follows:

                       (i) the holders of Series C Preferred Stock shall be entitled to receive (pro rata based on the number of shares of Series C Preferred Stock held by them) an amount equal to the Available Assets times the quotient derived by dividing (x) the amount of the Available Assets the holders of Series C Preferred Stock would be entitled to upon Liquidation if there had been no Liquidation Insufficiency by (y) the total amount of the Available Assets the holders of Series B Preferred Stock and Series C Preferred Stock would be entitled to upon Liquidation if there had been no Liquidation Insufficiency; and

                       (ii) the holders of Series B Preferred Stock shall be entitled to receive (pro rata based on the number of shares of Series B Preferred Stock held by them) an amount equal to the Available Assets times the quotient derived by dividing (x) the amount of the Available Assets the holders of Series B Preferred Stock would be entitled to upon Liquidation if there had been no Liquidation Insufficiency by (y) the total amount of the Available Assets the holders of Series B Preferred Stock and Series C Preferred Stock would be entitled to upon Liquidation if there had been no Liquidation Insufficiency; and


if there is no Liquidation Insufficiency, then the holders of shares of the Series C Preferred Stock shall be entitled to receive the greater of (a) an amount equal to the Adjusted Stated Value per share, calculated to and including the date of Distribution with respect to such shares of Series C Preferred Stock, or (b) the amount which would be distributed in such liquidation on the shares of Common Stock into which the Series C Preferred Stock is convertible at the date of the Liquidation of the Company, had such Series C Preferred Stock been converted.

               1.4.  Voting Power.

                      1.4.1. Series C-1 Preferred Stock.

                      (a) In General. Except as otherwise expressly provided herein or as required by law,

                       (i) the holders of shares of Series C-1 Preferred Stock and Common Stock shall vote together as a single class with respect to all matters as to which stockholders of the Company are entitled to vote; provided, however, the holders of the Series C-1 Preferred Stock shall not be entitled to vote with respect to the election of directors to the Board of Directors of the Company except with respect to the election of the Series C Director as set forth in Section 1.4.1(b);

                       (ii) each holder of Series C-1 Preferred Stock shall be entitled to cast a number of votes equal to the greatest number of whole shares of Common Stock into which such holder's shares of Series C-1 Preferred Stock could be converted, pursuant to the provisions of Section 1.6 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is first solicited.



                      (b) Election of Directors.
                      As long as at least 20% of the shares of Series C Preferred Stock originally issued are outstanding, the holders of Series C-1 Preferred Stock shall have the right, voting separately as a class, unless waived in writing by the holders of a majority of the outstanding Series C-1 Preferred Stock, and to the exclusion of all other classes of the Company's stock, to elect, remove and replace (including the filling of a vacancy) one (1) director to the Board of Directors of the Company (the "Series C Director"), which, so long as the Series C-1 Preferred Stock has the right to elect a director, shall be composed of no more than twelve (12) directors. Any and all committees of the Board of Directors of the Company shall have as a member the Series C Director, unless no such director is willing or able to so serve. The special right of the holders of Series C-1 Preferred Stock to elect and remove the Series C Director contained in this
                      Section 1.4.1(b) may be exercised either at a special meeting of the holders of Series C-1 Preferred Stock called as provided below, at any annual or special meeting of the stockholders of the Company, or by written consent of the holders of Series C-1 Preferred Stock in lieu of a meeting. At any time when the holders of Series C-1 Preferred Stock have the special rights set forth in this
                      Section 1.4.1(b), the secretary of the Company shall, upon the written request of the holders of record of shares of Series C-1 Preferred Stock having at least 10% of the votes possessed by the then outstanding Series C-1 Preferred Stock, call a special meeting of the holders of Series C-1 Preferred Stock for the purpose of electing or removing the Series C Director. Such meeting shall be held at the earliest practicable date at the Company's principal office or at such other place designated by the holders of Series C-1 Preferred Stock having at least 10% of the votes possessed by the then outstanding Series C-1 Preferred Stock. If such meeting shall not be called by a proper officer of the Company within ten (10) days after personal service of said written request upon the secretary of the Company or within twenty (20) days after mailing the same to the secretary of the Company at the Company's principal office, then the holders of record of Series C-1 Preferred Stock having at least 10% of the votes possessed by the then outstanding Series C-1
                      Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Company, and such meeting may be called by such persons so designated upon the shortest legally permissible notice. Any holders of Series C-1 Preferred Stock so designated shall have reasonable access to the stock books of the Company during regular business hours, at the principal office of the Company or its transfer agent, for the purpose of calling a meeting of the stockholders pursuant to these provisions.

                             At any stockholders meeting at which the holders of
                      Series C-1 Preferred Stock shall have the special right to elect or remove the Series C Director as provided in this
                      Section 1.4.1(b), the presence, in person or by proxy, of the holders of record of shares of Series C-1 Preferred Stock having a majority of the votes possessed by the then outstanding Series C-1 Preferred Stock shall be required to constitute a quorum of the Series C-1 Preferred Stock for such election or removal. At any such meeting or adjournment thereof, the absence of a separate quorum of the Series C Preferred Stock shall not prevent the election of those directors to be elected at such meeting, other than the Series C Director. In the absence of a separate quorum of the Series C-1 Preferred Stock, the holders of record of shares representing a majority of the voting power present in person or by proxy of the Series C-1 Preferred Stock shall have power to adjourn the meeting for the election of the Series C Director without notice other than announcement at the meeting.

                       (c) Special Matters.
                      The Company shall not authorize, effect or validate any of the following without (i) the consent in writing or by votes at a meeting of the holders of at least 50% of all of the shares of the Series C-1 Preferred Stock at the time outstanding, if any, voting together as a separate class and to the exclusion of all other classes of the Company's stock or (ii) complying with the terms of
                      Section 1.5.3 below:


                       (i) Ten  Percent  Redemptions.  Subject  to  Section  1.8
                       below, directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to directly or indirectly redeem, purchase or otherwise acquire, ten percent (10%) or more of any of the Company's, or any Subsidiary's (except wholly-owned Subsidiary's), outstanding equity securities except as required by the terms of the Series C Preferred Stock and other than pursuant to the terms of the agreements with employees, officers, directors and consultants of the Company, pursuant to which the Company may repurchase such shares upon the occurrence of certain events, in all cases as in effect on April 7, 1997.

                       (ii) Security Issuances. Authorize, issue, or enter into any agreement providing for the issuance (contingent or otherwise) by the Company or any of its Subsidiaries of,
                       (x) any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features or (y) any equity securities (or any securities convertible into or exchangeable for any equity securities), provided, however, that this Section 1.4.1(c)(ii) shall not prevent the issuance of Junior Securities, or securities convertible or exchangeable for Junior Securities.

                       (iii)Mergers. Merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person except for (i) mergers of a wholly-owned Subsidiary with or into the Company or any other wholly-owned Subsidiary or (ii) mergers or consolidations in which the Company or Subsidiary is the surviving corporation and at the conclusion of which the shareholders of the Company immediately preceding such consolidation or merger own greater than fifty percent (50%) of the equity securities of the surviving corporation.

                       (iv) Liquidations. Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction or make an assignment for the benefit of creditors or admit in writing the Company's or any Subsidiary's inability to pay its debts generally as they become due; or petition or apply to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or a Subsidiary, or of any substantial part of the assets of the Company or a
                       Subsidiary, or commence any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Company or a Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction.

                       (v) Charter Amendments. Make or authorize any amendment to the Company's articles of incorporation or by-laws, or any Subsidiary's organizational documents, or file any resolution of the Board of Directors of the Company or any Subsidiary, with the Secretary of State or any other incorporation agency in the state in which it is organized, in each case which would have the effect of amending, altering or changing the designations, powers, preferences, rights, privileges or restrictions of the Series C Preferred Stock or otherwise have an adverse effect on the Series C Preferred Stock.

                       (vi) Affiliate Transactions. Enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's Affiliates, except for (i) normal employment arrangements and benefit programs on reasonable terms, (ii) transactions among Universal and/or one or more of its wholly-owned Subsidiaries, and
                       (iii) transactions not less favorable to Universal and its Subsidiaries, taken as a whole, than would be one entered into at arm's length with unaffiliated parties.

                      (vii)Sale of Assets.  Sell, lease or otherwise dispose of, all or substantially all assets of the Company, directly or through a Subsidiary of the Company, in any transaction or series of related transactions, including the sale by the Company of any one of American Pioneer Life Insurance Company or American Progressive Life and Health Insurance Company of New York (together, the "Insurance Company Subsidiaries"). This Section 1.4.1(c)(vii) shall not, however, prevent transactions in which ownership of assets is transferred among Universal and/or one or more of its wholly-owned Subsidiaries.

                      (viii)Indebtedness.  Create,  incur,  assume  or suffer to exist, or permit the Company and its Subsidiaries, taken as a whole, to create, incur, assume or suffer to exist, Indebtedness in an aggregate amount which result in the sum of (i) the aggregate principal amount of all Indebtedness outstanding, plus (ii) the par value of all Preferred Stock outstanding, to exceed 80% of the statutory book value (including "Asset Valuation Reserve" and "Interest Maintenance Reserve") of both Insurance Company Subsidiaries, except (x) trade debt incurred in the normal course of business and (y) Indebtedness, if any, provided for in the Company's annual budget approved by the Board of Directors.

               The taking by the Company of an action  described  in (i) through
(vi) above without obtaining the consent required by this Section 1.4.1(c) shall be referred to as a "Call Price Action" and the taking by the Company of an action described in (vii) and (viii) above without first obtaining the consent required by this Section 1.4.1(c) shall be referred to as an "Adjusted Stated Value Action."


                    1.4.2. Voting Rights of Series C-2 Preferred Stock. Except as set forth herein or as otherwise required by law, no outstanding share of Series C-2 Preferred Stock shall be entitled to vote on any matter on which the stockholders of the Company shall be entitled to vote, and no shares of Series C-2 Preferred Stock shall be included in determining the number of shares voting or entitled to vote on any such matters; provided that the holders of Series C-2 Preferred Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Series C-2 Preferred Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Series C-1 Preferred Stock or would otherwise be treated differently from shares of Series C-1 Preferred Stock in connection with such transaction, except that if the consideration received with respect to, or in exchange for, Series C-1 includes voting securities, shares of Series C-2 Preferred Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Series C-1 Preferred Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Series C-2 Preferred Stock is convertible into voting stock and (ii) all other consideration is equal on a per share basis. Notwithstanding the foregoing, holders of shares of Series C-2 Preferred Stock shall be entitled to vote as a separate class on any amendment to this paragraph (2) of this Section A and on any amendment, repeal or modification of any provision of this Certificate of Incorporation that adversely affects the powers, preferences or special rights of holders of the Series C-2 Preferred Stock.

               1.5.  Redemption.

                    1.5.1 Fixed Redemption.
On December 31, 2002 (the "Fixed Redemption Date") all of the then issued and outstanding Series C Preferred Stock shall be redeemed at a redemption price (the "Fixed Redemption Price") equal to the Adjusted Stated Value on December 31, 2002. One-half of the Fixed Redemption Price shall be paid in cash to the person whose name appears in the records of the Company as the owner of the shares redeemed, by check mailed to such person's address on such records on the Fixed Redemption Date, and the other half shall be payable in the same manner, on the first anniversary of the Fixed Redemption Date.

                    1.5.2. Call of the Company
The Series C Preferred Stock may be redeemed by the Company, at its option, upon ninety (90) days prior written notice to the Holders, at the Call Price then in effect.

                    Such redemption may be effected under this Section 1.5.2 at any time after January 1, 2000 and before December 31, 2002. The conversion right set forth in Section 1.6.1 shall not be affected by the giving of a redemption notice hereunder until the close of business the Business Day prior to the date specified in such notice as the proposed effective date of the redemption.


                    1.5.3. Non-Compliance Provisions.
If the Company proposes to take any action which constitutes either a Call Price Action or an Adjusted Stated Value Action without securing the approval by vote or in writing required by Section 1.4.1(c) (each such action or breach, an "Event of Non-Compliance") then each of the holders of the Series C Preferred Stock may require redemption of all or any part of such holder's Series C Preferred Stock at a redemption price in cash equal to (i) in the event of a Call Price Action, the Call Price in effect on the Non-Compliance Redemption Date and (ii) in the event of an Adjusted Stated Value Action, the Adjusted Stated Value in effect on the Non-Compliance Redemption Date. In implementation of this Section 1.5.3:

                       (a) At least 15 days before the consummation of any Event of Non-Compliance, each holder of Series C Preferred Stock will receive a notice from the Company (i) stating that an Event of Non-Compliance is contemplated, (ii) setting forth a redemption date (the "Non-Compliance Redemption Date"), which shall be the date of the Event of Non-Compliance, (iii) setting forth the Conversion Price in effect with respect to such shares of Series C Preferred Stock, up to and including the date of consummation of the Event of Non-Compliance, and (iv) stating that during such 15-day period, each shareholder wishing to require the Company to redeem all or any part of its Series C Preferred Stock, pursuant to subsection
                       (b) below, must give the Company written notice of its intention to require such redemption prior to the consummation of the Event of Non-Compliance.

                       (b) Any holder of Series C-1 Preferred Stock that withheld its consent to the Event of Non-Compliance and any holder of Series C-2 Preferred Stock that has advised the Company in writing prior to consummation of an Event of Non-Compliance of its intention to require the Company to redeem its shares, may require that the Company redeem any shares hereunder by surrendering its shares to the Company on the Non-Compliance Redemption Date or within thirty (30) days thereafter and will be entitled to payment therefor within ten (10) days of such surrender in full satisfaction of such shares.

                       (c) Any holder of shares of Series C-1 Preferred Stock that does not tender such shares pursuant to Section 1.5.3(b) above shall be deemed to have consented to the subject Event of Non-Compliance.

                       (d) It is an express condition of this Series C Preferred Stock that this Section 1.5.3 shall constitute the sole remedy of the Series C Preferred Stockholders with respect to the Company's failure to obtain the consent otherwise required by Section 1.4.1(c) above. Without limitation, there shall be no right to injunctive or any other kind of equitable relief, or to any other remedy at law whatsoever, by virtue of the Company's failure to obtain the consent otherwise required by Section 1.4.1(c) above with respect to such Event of Non-Compliance.

                    1.5.4. Failure to Pay Redemption Price or Installment.
If  payment  of the  Fixed  Redemption  Price is not made as provided in Section 1.5.1 and said default is not cured within fifteen (15) days, the holder of each share of Series C Preferred Stock which was redeemed shall be entitled to require the Company to issue a promissory note for the unpaid portion of the Fixed Redemption Price, including any amount which would otherwise not have been payable until the first anniversary of the Fixed Redemption Date, which note shall be due one year after the Fixed Redemption Date (or the first anniversary thereof, whichever is applicable), together with interest at twenty (20%) percent per annum until paid, subject to pre-payment at any time, with interest accrued, without penalty. Any such promissory note shall contain substantially the same terms and conditions of the Series C Preferred Stock, including negative and affirmative covenants equal to the rights of the holders of the Series C-1 Preferred Stock set forth in Section 1.4.1(c) and board observation rights comparable to the rights of the holders of Series C-1 Preferred Stock set forth in Section 1.4.1(b).

                    1.5.5. Legal Availablity.
If the funds of the Company legally available for redemption of Series C Preferred Stock on any Redemption Date are insufficient to redeem the total number of Series C Preferred Stock to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Series C Preferred Stock ratably among the holders of the Series C Preferred Stock to be redeemed. At any time thereafter when additional funds of the Company are legally available for the redemption of Series C Preferred Stock, such funds shall immediately be used to redeem the balance of the Series C Preferred Stock which the Company has become obligated to redeem on any Redemption Date but which it has not redeemed. In case fewer than the total number of Series C Preferred Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Series C Preferred Stock shall be issued to the holder thereof without cost to such holder within three Business Days after surrender of the certificate representing the redeemed Series C Preferred Stock. In the event that any Series C Preferred Stock is redeemed under Section 1.5.1, 1.5.2 or 1.5.3 and the certificates for the Series C Preferred Stock to be redeemed have not been delivered to the Company, from and after the date on which the Company makes the entire Fixed Redemption Price or Call Price, as the case may be, available or irrevocably deposits an amount equal to such Fixed Redemption Price or Call Price, as the case may be, for the shares of Series C Preferred Stock to be redeemed in trust for the holders of such shares with a bank having capital and surplus in excess of $100 million, which bank shall be named in the redemption notice, all rights of the holders of such Series C Preferred Stock, except the right to receive the Fixed Redemption Price or Call Price, as the case may be (whether in cash or in the form of the promissory note provided for in Section 1.5.4, above, without interest except as provided with respect to the promissory note), upon surrender of their certificate or certificates, shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

                    1.5.6 Other Redemptions or Acquisitons.
Neither the Company nor any Subsidiary shall redeem or otherwise acquire any share of Series C Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Series C Preferred Stock on the basis of the number of shares owned by each such holder.

               1.6.  Conversion Rights.


                    1.6.1. At the Option of the Holder.
Each holder of the outstanding  shares of Series C Preferred
Stock shall have the right to convert all or any portion of such shares of Series C Preferred Stock into the number of fully paid and non-assessable shares of Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted times the Stated Value and dividing the result by the Conversion Price. Within 15 days of any such conversion of Series C-2 Preferred Stock into Common Stock, such converted shares may be converted back into the same number of Series C-2 Preferred Shares, provided that such shares were not voted following the initial conversion of Series C-2 Preferred Stock into Common Stock. Series C Preferred Stock may be converted by the holder thereof during normal business hours on any Business Day by surrender of the required number of shares of Series C Preferred Stock, accompanied by written evidence (in form reasonably satisfactory to the Company) of the holder's election to convert such holder's Series C Preferred Stock or portion thereof, to the Company at its principal executive offices.

                    1.6.2. At the Option of a Transferee of Series C-2 Preferred Stock. Subject to Section 1.6.4, below, each outstanding share of Series C-2 Preferred Stock may be converted into one fully paid and nonassessable share of Series C-1 Preferred Stock by any transferee of such shares of Series C-2 Preferred Stock, provided that each holder of Series C-2 Preferred Stock may convert such shares into Series C-1 Preferred Stock if such holder reasonably believes that such converted shares will be transferred within fifteen (15) days pursuant to a Conversion Event and such holder agrees not to vote any such shares of Series C-1 Preferred Stock prior to such Conversion Event and undertakes to promptly convert such shares back into Series C-2 Preferred Stock if such shares are not transferred pursuant to a Conversion Event. Series C-2 Preferred Stock may be converted by the transferee during normal business hours on any Business Day by surrender of the certificate or certificates representing the Series C-2 Preferred Stock (or, if no stock certificate has yet been issued to the holder of the Series C-2 Preferred Stock, a written statement that the holder has not yet received a stock certificate and instructing the Company to treat such certificate, when and if issued, as if such certificate had been surrendered by the holder) to the Company at its principal executive offices. The surrendered certificate or certificates shall be accompanied by written evidence (in form reasonably satisfactory to the Company) of the transferee's election to convert its Series C-2 Preferred Stock or portion thereof.

                    1.6.3 At the Option of the Company.
Upon the occurrence of a Triggering Event, or if the Triggering Bid Price for any period of sixty (60) consecutive calendar days has exceeded the Triggering Amount, the Company may require that each of the outstanding shares of Series C Preferred Stock be converted into Common Stock computed by multiplying the number of shares of Series C Preferred Stock to be converted times the Stated Value and dividing the result by the Conversion Price in effect at the time of such conversion. Such right may be exercised by written notice to the holders thereof given (i) not less than ten (10) days prior to the date of closing of a Triggering Event or (ii) within thirty (30) days after the end of any sixty (60) day period in which the Triggering Bid Price has exceeded the Triggering Amount, which notice shall specify the record date set for conversion. Such conversion shall be effected, automatically and without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent.


                    1.6.4. Restricted Stock. Series C-2 Preferred Stock constituting Restricted Stock with respect to a particular Regulated Stockholder may not be converted into Common Stock or Series C-1 Preferred Stock to the extent that immediately prior thereto, or as a result of such conversion, the number of shares of Common Stock or Series C-1 Preferred Stock which constitute such Restricted Stock held by all holders thereof would exceed the number of shares of Common Stock or Series C-1 Preferred Stock which such Regulated Stockholder reasonably determines it and its Affiliates may own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such Regulated Stockholder or its Affiliates. Each Regulated Stockholder may provide for further restrictions upon the conversion of any shares of Restricted Stock by providing the Company with signed, written instructions specifying such additional restrictions and legending such shares as to the existence of such restrictions.

                    1.6.5. Conversion Procedure.
Upon the conversion of Series C Preferred Stock, the holders of such Series C Preferred Stock shall surrender the certificates representing such shares at the office of the Company. The Company shall not be obligated to issue certificates evidencing the shares of stock issuable upon such conversion unless certificates evidencing such shares of Series C Preferred Stock being converted are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed and delivers to the Company an agreement satisfactory to the Company, with a surety satisfactory to the Company, to indemnify the Company from any loss incurred by it in connection therewith.


                   1.6.6. Time of Conversion.
Each  conversion  of Series C  Preferred  Stock  pursuant to
Sections 1.6.1 and 1.6.2 shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Series C Preferred Stock shall have been surrendered to the Company as provided herein (except that, in the case of a conversion subject to Section 1.6.7 below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein). Each conversion pursuant to Section 1.6.3 shall be deemed to have been effected as of the record date specified in the notice therefor, and such conversion shall be at the Conversion Price in effect at such time (except that, in the case of a conversion subject to Section 1.6.7 below, the conversion shall be deemed to be effective upon the expiration of the Deferral Period referred to therein). On each such day that the conversion of shares of Series C Preferred Stock is deemed effected, the Person or Persons in whose name or names any certificate or certificates for shares of stock are issuable upon such conversion shall be deemed to have become the holder or holders of record thereof.

                    1.6.7. Notice of Conversion to Regulated Stockholders. The Company shall not convert or directly or indirectly redeem, purchase or otherwise acquire any shares of any class of capital stock of the Company or take any other action affecting the voting rights of such shares, if such action will increase the percentage of any class of outstanding voting securities owned or controlled by any Regulated Stockholder (other than any such stockholder which requested that the Company take such action, or which otherwise waives in writing its rights under this Section 1.6.7), unless the Company gives written notice (the "Deferral Notice") of such action to each Regulated Stockholder. The Company will defer making any such conversion, redemption, purchase or other acquisition, or taking any such other action for a period of twenty (20) days (the "Deferral Period") after giving the Deferral Notice in order to allow each Regulated Stockholder to determine whether it wishes to convert or take another action with respect to the stock it owns, controls or has the power to vote, and if any such Regulated Stockholder then elects to convert any shares of its stock, it shall notify the Company in writing within ten (10) days of the issuance of the Deferral Notice, in which case the Company shall (i) promptly notify from time to time prior to the end of such 20-day period each other Regulated Stockholder holding shares of each proposed conversion, and (ii) effect the conversions requested by all Regulated Stockholders in response to the notices issued pursuant to this Section 1.6.7 at the end of the Deferral Period. Upon complying with the procedures hereinabove set forth in this Section 1.6.7, the Company may so convert or directly or indirectly redeem, purchase or otherwise acquire any shares of any other class of capital stock of the Company or take any other action affecting the voting rights of such shares.


                    1.6.8. Issuance of Certificate for Common Stock.
                    As promptly as practical after the conversion of shares of Series C Preferred Stock, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes, other than any income taxes and other than any taxes arising by reason of issuance of shares of stock to any Person other than such holder) will cause to be issued in the name of and delivered to the holder thereof or as such holder may direct, a certificate or certificates for the number of shares of stock to which such holder shall be entitled upon such conversion; provided, however, that if such conversion is subject to Section 1.6.7 above, the Company shall not issue such certificate or certificates until the expiration of the Deferral Period referred to therein. In case fewer than all the shares of Series C Preferred Stock represented by any surrendered certificate are converted, a new certificate representing the shares of Series C Preferred Stock not converted shall be issued without cost to the holder thereof.

                   1.6.9. Books of Corporation.
 The Company will not close its books against the transfer of Series C Preferred Stock or of stock issued or issuable upon conversion of Series C Preferred Stock in any manner which interferes with the timely conversion of Series C Preferred Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series C-1 Preferred stock, solely for the purpose of issuance upon the conversion of the Series C Preferred Stock, such number of shares of Common

Stock issuable upon the conversion of all outstanding Series C Preferred Stock and such number of shares of Series C-1 Preferred Stock issuable upon the conversion of all outstanding Series C-2 Preferred Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock and Series C-1 Preferred Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock and Series C-1 Preferred Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

                 1.7. Anti-Dilution Adjustments.
The number of shares of Common Stock issuable upon any conversion provided for in Section 1.6 shall be subject to adjustment, from time to time, in accordance with the following provisions:

                    1.7.1. Issuance of Additional Shares of Common Stock.
In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 1.7.2 or 1.7.3) without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issue or sale, then, in each such case, subject to Section 1.7.7, such Conversion Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction

                      (a) the numerator of which shall be (i) the number of shares of Common Stock into which the outstanding Series C Preferred Stock is convertible immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Conversion Price, and

                      (b) the denominator of which shall be (i) the number of shares of Common Stock into which the outstanding Series C Preferred Stock is convertible immediately prior to such issue or sale plus (ii) the number of Additional Shares so issued or sold immediately after such issue or sale, provided that, for the purposes of this Section 1.7.1, (x) immediately after any Additional Shares of Common Stock are deemed to have been issued pursuant to
Section 1.7.2 or 1.7.3, such Additional Shares shall be deemed to be outstanding and (y) treasury shares shall not be deemed to be outstanding.



                    1.7.2. Treatment of Options and Convertible Securities.
In case the Company at any time or from time to time after the date hereof shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options or Convertible Securities, then and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), provided that such Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 1.7.4) of such shares would be less than the Conversion Price in effect on the date of and immediately prior to such issue, sale, grant or assumption or immediately prior to the close of business on such record date (or, if the Common Stock trades on an ex-dividend basis, on the date prior to the commencement of ex-dividend trading), as the case may be, and provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued

                      (a) no further adjustment of the Conversion Price shall be made upon the subsequent issue or sale of Convertible Securities or shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities;

                       (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of Additional Shares of Common Stock issuable, upon the exercise, conversion or exchange thereof (by change of rate or otherwise), the Conversion Price computed upon the original issue, sale, grant or assumption thereof (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, or the rights of conversion or exchange under such Convertible Securities, which are outstanding at such time;


                       (c) upon the expiration (or purchase by the Company and cancellation or retirement) of any such Options which shall not have been exercised or the expiration of any rights of conversion or exchange under any such Convertible Securities which shall not have been exercised (or purchase by the Company and cancellation or retirement of any such Convertible Securities the rights of conversion or exchange under which shall not have been exercised), the Conversion Price computed upon the original issue, sale, grant or assumption (or upon the occurrence of the record date, or date prior to the commencement of ex-dividend trading, as the case may be, with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration (or such cancellation or retirement, as the case may be), be recomputed as if:

                                    (i) in the case of Options for Common  Stock
                             or Convertible Securities, the only Additional Shares of Common Stock issued or sold were the Additional Shares of Common Stock, if any, actually issued or sold upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue, sale, grant or assumption of all such options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue or sale of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                                    (ii) in the case of Options for  Convertible
                             Securities, only the Convertible Securities, if any, actually issued or sold upon the exercise of such Options were issued at the time of the issue, sale, grant or assumption of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have then been issued was the consideration actually received by the Company for the issue, sale, grant or assumption of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (pursuant to Section 1.7.4) upon the issue or sale of such Convertible Securities with respect to which such Options were actually exercised;


                      (d) no readjustment pursuant to subdivision (b) or (c) above shall have the effect of increasing the Conversion Price by an amount in excess of the amount of the adjustment thereof originally made in respect of the issue, sale, grant or assumption of such Options or Convertible Securities; and

                      (e) in the case of any such Options which expire by their terms not more than thirty (30) days after the date of issue, sale, grant or assumption thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in subdivision (c) above.

                    1.7.3 Treatment of Stock Dividends, Stock Splits, etc.
In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common

Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the date immediately prior to the day upon which such corporate action becomes effective.

                        1.7.4 Computation of Consideration.
For the purposes of this Section 1.7,

                      (a) the consideration for the issue or sale of any Additional Shares of Common Stock shall, irrespective of the accounting treatment of such consideration,

                                    (i)  insofar  as it  consists  of  cash,  be
                             computed at the net amount of cash received by the Company, without deducting any expenses paid or incurred by the Company or any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale,



                                    (ii)  insofar  as it  consists  of  property
                             (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of the Company (subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by either the holders of a majority of the Series C Preferred Stock or the Series C Director), and

                                    (iii) in case  Additional  Shares  of Common
                             Stock are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be the portion of such consideration so received, computed as provided in clauses (i) and (ii) above, allocable to such Additional Shares of Common Stock, all as determined in good faith by the Board of Directors of the Company (subject to confirmation by a firm of independent certified public accountants of recognized national standing approved by either the holders of a majority of the Series C Preferred Stock or the Series C Director);

                      (b) Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.7.2, relating to Options and Convertible Securities, shall be deemed to have been issued for a consideration per share determined by dividing

                                    (i) the total amount,  if any,  received and
                             receivable by the Company as consideration for the issue, sale, grant or assumption of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration to protect against dilution) payable to the Company upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case computing such consideration as provided in the foregoing subdivision (a), by

                                    (ii) the maximum  number of shares of Common
                             Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and

                      (c) Additional Shares of Common Stock deemed to have been issued pursuant to Section 1.7.3, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

                    1.7.5. Adjustments for Combinations, etc.
                    In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.


                    1.7.6. Dilution in case of Other Securities
In case any  Other  Securities  shall be  issued  or sold or shall become subject to issue or sale upon the conversion or exchange of any stock (or Other Securities) of the Company (or any issuer of Other Securities or any other Person referred to in Section 1.9) or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Company (or any such other issuer or Person) for a consideration such as to dilute, on a basis consistent with the standards established in the other provisions of this
Section  1.7,  the  conversion  rights  granted to holders of Series C Preferred
Stock, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 1.7 with respect to the Conversion Price shall be made as nearly as possible in the manner so provided and applied to determine the amount of Common Stock from time to time receivable upon the conversion of the shares of Series C Preferred Stock, so as to protect the holders of the Series C Preferred Stock against the effect of such dilution.

                    1.7.7. Minimum Adjustment of Conversion Price.
If the amount of any adjustment of the Conversion Price required pursuant to this Section 1.7 would be less than five percent (5%) of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such adjustment shall not then be made and such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least five percent (5%) of such Conversion Price. Notwithstanding the foregoing, the Conversion Price shall be adjusted at the time of, and be effective with respect to, any conversion or redemption of any shares of Series C Preferred Stock.



                      1.7.8. Reorganization, Reclassification, Consolidation,
                              Merger or Sale

                       (a) Company Survives. Upon the consummation of an Organic Change (other than a transaction in which the Company is not the surviving entity) the terms of the Series C Preferred Stock shall be deemed modified, without payment of any additional consideration therefor, so as to provide that upon the conversion of shares of Series C Preferred Stock following the consummation of such Organic Change, the holder of such shares of Series C Preferred Stock shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its shares of Series C Preferred Stock into Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Conversion Price made after the date of consummation of the Organic Change. All other terms of the Series C Preferred Stock shall remain in full force and effect following such an Organic Change. The provisions of this
                       Section 1.7.8(a) shall similarly apply to successive Organic Changes.

                       (b) Company Does Not Survive. No Organic Change that is a transaction in which the Company is not the surviving entity shall become effective unless the surviving entity shall have issued new securities to the holders of shares of Series C Preferred Stock, without payment of any additional consideration therefor, with terms that provide that upon the conversion of such securities following the consummation of such Organic Change, the holder of such securities shall have the right to acquire and receive (in lieu of or in addition to the shares of Common Stock acquirable and receivable prior to the

                       Organic Change) such shares of stock, securities or assets as such holder would have received if such holder had converted its shares of Series C Preferred Stock into Common Stock immediately prior to such Organic Change, in each case giving effect to any adjustment of the Conversion Price of such new securities made after the date of consummation of the Organic Change on an equivalent basis to the adjustments provided for the Conversion Price herein. All other terms of the new securities shall be equivalent to the terms of the Series C Preferred Stock provided for herein. The provisions of this Section 1.7.8(b) shall similarly apply to successive Organic Changes.

               1.8. Restrictions on Redemptions, Purchases and Acquisitions.
 The Company shall not redeem, purchase, acquire or take any other action affecting outstanding shares of stock if, after giving effect to such redemption, purchase, acquisition or other action, a Regulated Stockholder would own more than 4.99% of any class of voting securities of the Company (other than any class of voting securities which is (or is made prior to any such redemption, purchase, acquisition or other action) convertible into a class of nonvoting securities which are otherwise identical to the voting securities and convertible into such voting securities on terms reasonably acceptable to such Regulated Stockholder) or more than 24.99% of the total equity of the Company or more than 24.99% of the total value of all capital stock and subordinated debt of the Company (in each case determined by assuming such Regulated Stockholder (but no other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities). The Company shall not be a party to a merger, consolidation, recapitalization, reorganization or other transaction pursuant to which a Regulated Stockholder would be required to take any securities or subordinated debt which might reasonably be expected to cause such person to have a Regulatory Problem.

               1.9.  Notices

                      (a) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to all holders of Series C Preferred Stock.

                      (b) The Company will give written notice to all holders of Series C Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (1) with respect to any dividend or distribution upon Common Stock, (2) with respect to any pro rata subscription offer to holders of Common Stock or (3) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

                      (c) The Company will also give written notice to the holders of Series C Preferred Stock at least twenty
                             (20) days prior to the date on which any Organic Change will take place.

                      (d) All notices which are required or may be given pursuant to the terms of this Article shall be in writing and shall be delivered personally (and receipted for) or by facsimile (provided receipt is acknowledged in writing), certified mail, return receipt requested, postage prepaid, or by Federal Express or other recognized overnight courier, and any such notice shall be deemed effective when delivered.

               1.10. Other Rights.


                    1.10.1. Purchase Rights.
 If at any time the Company distributes, grants or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to all record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Series C Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the distribution, issue or sale of such Purchase Rights.


                    1.10.2. Pre-Emptive Rights.
 If the Company authorizes the issuance and sale of any Additional Shares of Common Stock, other than a sale to the public, the Company will offer to sell to the holders of Series C Preferred Stock, and each holder of Series C Preferred Stock may elect to purchase, up to that number of Additional shares of Common Stock such that following such purchase, the holder is able to maintain the same percentage ownership (on a fully-diluted basis) of the outstanding shares of Common Stock of the Company which such holder possessed by virtue of its ownership of shares of Series C Preferred Stock (or Common Stock issued upon the conversion thereof) immediately prior to the issuance and sale of the Additional Shares of Common Stock. Holders of Series C Preferred Stock will be entitled to purchase the Additional Shares of Common Stock at the same price and upon the same terms as such shares of Common Stock are being offered to any other Persons; provided that, if such Persons are to pay for such Additional Securities in whole or in part with consideration other than cash, then the Board of Directors shall make a good faith determination of the fair market value of such non-cash consideration and the holders of the Series C Preferred Stock will be entitled to pay cash equal to the fair market value of the non-cash consideration such holders would otherwise pay hereunder in the purchase of such Additional Shares of Common Stock. Notwithstanding the foregoing, a holder of Series C Preferred Stock will not be permitted to exercise its rights under this Section 1.10.2 unless such holder agrees to purchase all securities offered as a package or unit in the issuance of the Additional Shares of Common Stock. The Company must give written notice of the issuance of Additional Shares of Common Stock, which notice shall set forth the price and other terms of such issuance, to the holders of Series C Preferred
Stock no later than thirty (30) days following the issuance date of the Additional Shares of Common Stock (the "Issuance Date"). Upon receipt of such notice, the holders may exercise the right granted by this Section 1.10.2 by giving written notice to the Company within thirty (30) days following receipt of the aforesaid notice, which written notice from a holder shall specify the number of Additional Shares of Common Stock being purchased by such holder, and be accompanied by a cashier's or certified check in the full amount of the price for the Additional Shares of Common Stock being purchased. The Company shall promptly make delivery to such holders of certificates for the Additional Shares of Common Stock or other securities upon execution of such documents and instruments as shall govern the issuance of such Additional Shares of Common Stock or other securities. Notwithstanding the foregoing, if a holder of Series C Preferred Stock shall exercise its rights under this Section 1.10.2 such holder shall not be required to pay for the Additional Shares of Common Stock purchased by it unless and until all other parties have paid for their Additional Shares of Common Stock. In addition, if a holder of Series C Preferred Stock shall exercise its rights under this Section 1.10.2 following the Issuance Date, then such holder shall be deemed to have owned the Additional Shares of Common Stock purchased by it as of the Issuance Date for the purpose of any benefits of ownership relating to such Additional Shares of Common Stock, including the right to receive cash or stock dividends declared or other distributions, to participate in a merger or reorganization or to reflect any reclassification of Additional Shares of Common Stock between the Issuance Date and the date upon which such holder purchases the Additional Shares of Common Stock.

               1.11. Registration of Transfer.
 The Company will keep at its principal office or at the principal office of its transfer agent a register for the registration of the Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at such place, the Company will, at the request of the record holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series C Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series C Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate; provided, however, that any transfer shall be subject to any applicable restrictions on the transfer of such shares and the payment of any applicable transfer taxes, if any, by the holder thereof.

               1.12. Replacement.
Upon receipt of evidence reasonably satisfactory to the Company
(an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.


                 1.13. Retirement of Converted or Redeemed Shares.
No share or shares of Series C Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be re-issued and all such shares shall be canceled, retired and eliminated from the shares which the Company shall be authorized to issue. The Company may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series C Preferred Stock accordingly.

        SIXTH: The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served on him is: c/o Harnett Lesnick & Ripps P.A., 150 East Palmetto Park Road, Suite 500, Boca Raton, Florida, 33432.

        SEVENTH: No director of the Corporation shall have any personal liability of directors to the Corporation or its shareholders for damages for any breach of duty as such director, provided that this provision shall not eliminate or limit:

                    (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith, involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the New York Business Corporation Law, or

                    (2) the liability of any director for any act or omission prior to the adoption of this Article.

                    Neither the amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


        EIGHTH:The number of directors of the Corporation shall be not less than three (3), and the number to be chosen shall be determined in the manner prescribed by the by-laws of this Corporation. No director need be a stockholder of the Corporation. Any director may be removed from office with cause at any time by vote of a majority of the directors then in office or the affirmative vote of stockholders of record holding a majority of the outstanding shares of stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose.

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                    The  Board of  Directors  shall be  divided  into  three (3)
classes as nearly equal in number as possible, and no class shall include less than one (1) director. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of shareholders in 1983, Class II at the second succeeding annual meeting of shareholders in 1984, and Class III at the third succeeding annual meeting of shareholders in 1985. The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed. Whenever a vacancy occurs on the Board of Directors, a majority of the remaining directors have the power to fill the vacancy by electing a successor director to fill that portion of the unexpired term resulting from the vacancy.


               At each annual meeting of shareholders after such initial classification, directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of shareholders after their election. When the number of directors is increased by the Board of Directors and any newly created directorships are filled by the Board of Directors, there shall be no classification of the additional directors until the next annual meeting of shareholders. Directors elected, whether by the Board of Directors or by the shareholders, to fill a vacancy, subject to the foregoing, shall hold office for a term expiring at the annual meeting at which the term of the Class to which they shall have been elected expires. Any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible.

                    NINTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

                      To make, alter or repeal the By-Laws of the Corporation.

                    To authorize and cause to be executed mortgages and liens upon the real and personal property for the Corporation.



                    To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                    By a majority of the whole board, to designate one or more committees, such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members


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of any  committee,  who may  replace  any absent or  disqualified  member at any meeting of the committee. The By-Laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in the By-Laws of the Corporation, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders, the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation of a revocation or a dissolution, or amending the By-Laws for the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                    When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations as its Board of Directors shall deem expedient and for the best interests of the Corporation.

        TENTH: No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing to the taking of any action is specifically denied.




        ELEVENTH: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the chairman of the board or the president and shall be called by the chairman of the board of the president or secretary at


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the  request  in  writing of a  majority  of the Board of  Directors,  or at the request of stockholders owning sixty-six and two-thirds percent (66-2/3%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        TWELFTH:  In the event that it is proposed  that the  Corporation  enter into a merger or consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly five percent (5%) or more of the outstanding voting power of the capital stock of this corporation, or that the corporation shall sell substantially all of its assets or business to such other corporation, the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of capital stock of this Corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolutions of the Board of Directors of this Corporation prior to the acquisition of the ownership or control of five percent (5%) of the outstanding shares of this Corporation by such other corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this Corporation and another corporation fifty percent (50%) or more of the total voting power of which is owned by this Corporation. For the purposes hereof, an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

        THIRTEENTH: Subject to the provisions contained in Article FOURTEENTH hereof, the Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


        FOURTEENTH: The provisions set forth in Articles EIGHTH and TENTH, ELEVENTH and TWELFTH above may not be altered, amended or repealed in any respect unless such alteration, amendment or repeal is approved by the affirmative vote of the holders of not less than sixty-six and two-thirds (66-2/3) of the total voting power of all outstanding shares of capital stock of the Corporation.

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        IN  WITNESS  WHEREOF,  we  have  signed  this  Restated  Certificate  of
Incorporation on the _____ day of April, 1998, and we affirm that the statements made herein are true under penalties of perjury.


                                                   Richard A. Barasch
                                                   President



                                                   Joan Ferrarone
                                                   Secretary

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